UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 22, 2012 (February 16, 2012)

COSTAR GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24531	52-2091509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 L Street, NW, Washington, DC	20005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (202) 346-6500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Credit Agreement

On February 16, 2012, CoStar Group, Inc. (“CoStar”) entered into a Credit Agreement (the “Credit Agreement”) by and among CoStar, as Borrower, CoStar Realty Information, Inc., as Co-Borrower, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.  The Credit Agreement provides for a $175 million term loan facility and a $50 million revolving credit facility, each with a term of five years.  The obligation of the lenders to make the loans under the Credit Agreement is subject to the simultaneous closing of the merger under the Agreement and Plan of Merger (as amended, the “Merger Agreement”), dated as of April 27, 2011, among CoStar, Lonestar Acquisition Sub, Inc., a wholly-owned subsidiary of CoStar, and LoopNet, Inc. (which, as previously disclosed, remains subject to the expiration or termination of the waiting period under the Hart-Scott-Rodino Act and other customary closing conditions) and the satisfaction of certain other conditions precedent.  The proceeds of the term loan facility will be used on the date on which such conditions are satisfied (the “Closing Date”) to pay a portion of the merger consideration and transaction costs related to the merger under the Merger Agreement.  The proceeds of the revolving credit facility may be used, on the Closing Date, to pay for transaction costs related to the merger under the Merger Agreement and, thereafter, for working capital and other general corporate purposes of CoStar and its subsidiaries.

The revolving credit facility includes a subfacility for swingline loans of up to $5 million, and up to $10 million of the revolving credit facility is available for the issuance of letters of credit. The term loan facility will amortize in quarterly installments in amounts resulting in an annual amortization of 5% during the first year, 10% during the second year, 15% during the third year, 20% during the fourth year and 50% during the fifth year after the Closing Date.  The loans under the Credit Agreement will bear interest, at the option of CoStar, either (i) during any interest period selected by CoStar, at the London interbank offered rate for deposits in U.S. dollars with a maturity comparable to such interest period, adjusted for statutory reserves (“LIBOR”), plus a spread of 2.00% per annum, or (ii) at the greatest of (x) the prime rate from time to time announced by JPMorgan Chase Bank, N.A., (y) the federal funds effective rate plus ½ of 1% and (z) LIBOR for a one-month interest period plus 1.00%, plus a spread of 1.00% per annum. If an event of default occurs under the Credit Agreement, the interest rate on overdue amounts will increase by 2.00% per annum.  The obligations under the Credit Agreement will be guaranteed by all material subsidiaries of CoStar and secured by a lien on substantially all of the assets of CoStar and its material subsidiaries, in each case subject to certain exceptions, pursuant to security and guarantee documents to be entered into on the Closing Date.

Covenants.  The Credit Agreement requires CoStar to maintain a debt service coverage ratio of at least 1.5 to 1.0 and a total leverage ratio not exceeding 3.25 to 1.00 during the first two full fiscal quarters after the Closing Date, 3.00 to 1.00 during the third and fourth full fiscal quarters after the Closing Date, 2.75 to 1.00 during the period from the fifth to the eighth full fiscal quarter after the Closing Date and 2.50 to 1.00 thereafter. The Credit Agreement also includes other covenants, including covenants that, subject to certain exceptions, restrict the ability of CoStar and its subsidiaries (i) to incur additional indebtedness, (ii) to create, incur, assume or permit to exist any liens, (iii) to enter into mergers, consolidations or similar transactions, (iv) to make investments and acquisitions, (v) to make certain dispositions of assets, (vi) to make dividends, distributions and prepayments of certain indebtedness, and (vii) to enter into certain transactions with affiliates.

Events of Default.  The Credit Agreement provides for the following events of default: (i)  non-payment of any principal when due or any interest or fees within five days of the due date, (ii) any representation or warranty pursuant to the Credit Agreement or any other loan document is incorrect in any material respect, (iii) the failure by CoStar or any of its subsidiaries to comply with any covenant or agreement contained in the Credit Agreement or any other loan document, in certain cases subject to notice and lapse of time, (iv) a payment default of at least $15 million under other indebtedness of CoStar or any of its subsidiaries that continues beyond any applicable grace period or any other event or condition under such indebtedness occurs that results in, or permits the holder thereof to cause such indebtedness to become immediately due and payable, (v) certain events relating to ERISA (Employee Retirement Income Security Act) plans that could reasonably be expected to result in a material adverse effect, (vi) certain bankruptcy or insolvency events with respect to CoStar or any significant subsidiary, (vii) one or more undischarged judgments for the payment of money in an aggregate amount in excess of $15 million, (viii) the occurrence of a change of control, (ix) the invalidity of any material lien or guarantee granted under the loan documents, and (x) any intercompany subordinated indebtedness in an amount exceeding $15 million shall cease to be subordinated to the obligations under the Credit Agreement and the loan documents. If an event of default occurs and is continuing, the Administrative Agent may accelerate the amounts and terminate all commitments outstanding under the Credit Agreement and may exercise remedies in respect of the collateral.

A copy of the Credit Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K. Reference is made to the Credit Agreement, the text of which is incorporated herein by reference, for its complete terms. The foregoing description of the Credit Agreement is qualified in its entirety by reference to such exhibit.  A copy of the Credit Agreement and the Schedules and Exhibits thereto will be filed as an exhibit to CoStar's next quarterly report on Form 10-Q.

Item 2.02. Results of Operations and Financial Condition.

On February 22, 2012, CoStar Group, Inc. announced its financial results for the quarter and year ended December 31, 2011.  The full text of the press release (the “Press Release”) issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in the Press Release shall be considered “furnished” pursuant to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, nor shall it be deemed incorporated by reference into any of the Registrant’s reports or filings with the Securities and Exchange Commission, whether made before or after the date hereof, except as expressly set forth by specific reference in such a filing.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described above in Item 1.01, on February 16, 2012, CoStar entered into a Credit Agreement. The information included in Item 1.01 of this Report under the heading “Credit Agreement” is incorporated herein by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.                                Description

Exhibit 10.1                               Credit Agreement by and among CoStar, as Borrower, CoStar Realty Information, Inc., as Co-Borrower, the
   Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent
Exhibit 99.1                               CoStar Group, Inc. Press Release Dated February 22, 2012

Cautionary Statements Regarding Forward-Looking Statements.

This Current Report on Form 8-K and the information incorporated by reference herein contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the timing of the merger, the companies’ plans, objectives, expectations and intentions and other statements including words such as “anticipate,” “may,” “believe,” “expect,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of management of CoStar and LoopNet and are subject to significant risks and uncertainties. Actual results may differ materially from the results anticipated in the forward-looking statements. The following factors, among others, could cause or contribute to such differences: the possibility that the FTC will request additional extensions to the waiting period imposed by the HSR Act; the possibility that the Company, LoopNet and the FTC cannot reach a mutually acceptable resolution in a timely manner or at all; the possibility that conditions, divestitures or changes relating to the operations or assets of LoopNet and CoStar will be required to obtain governmental clearances or approvals; the possibility that the merger does not close when expected or at all for reasons including, but not limited to, the failure to obtain governmental clearances or approvals; the risk that the net proceeds of the June 2011 equity offering will not be used to fund cash consideration for the LoopNet acquisition; the risk that expected cost savings or other synergies from the merger may not be fully realized or may take longer to realize than expected; the risk that the businesses of LoopNet and CoStar may not be combined successfully or in a timely and cost-efficient manner; the risk that business disruption relating to the merger may be greater than expected; the risk that facilities will not be available to pay a portion of the LoopNet merger consideration and transaction costs; and failure to obtain any required financing on favorable terms. Additional factors that could cause results to differ materially from those anticipated in the forward-looking statements can be found in CoStar’s Annual Report on Form 10-K for the year ended December 31, 2010 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, and LoopNet’s Annual Report on Form 10-K for the year ended December 31, 2010 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, each filed with the SEC, including in the “Risk Factors” section of each of these filings, and each company’s other filings with the SEC available at the SEC’s website (www.sec.gov). Neither CoStar nor LoopNet undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information.

In connection with the proposed acquisition of LoopNet, CoStar filed with the SEC, and the SEC declared effective, a Registration Statement on Form S-4 that included a preliminary proxy statement of LoopNet that also constituted a preliminary prospectus of CoStar. On June 7, 2011, CoStar filed a final prospectus and LoopNet filed a definitive proxy statement and LoopNet began mailing the proxy statement/prospectus to LoopNet stockholders, who approved the proposed transaction on July 11, 2011.  Investors and security holders are encouraged to read these materials as well as any other relevant documents filed with the SEC regarding the proposed transaction, because they contain important information regarding the proposed transaction. Copies of all documents filed with the SEC regarding the proposed transaction, including the proxy statement/prospectus, may be obtained free of charge at the SEC’s website, www.sec.gov. Copies of the proxy statement/prospectus and the filings with the SEC that are incorporated by reference in the proxy statement/prospectus can also be obtained, free of charge, from CoStar’s website, www.costar.com/Investors.aspxunder the tab “SEC Filings” or from LoopNet’s website, investor.loopnet.com, under the tab “Investor Relations.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSTAR GROUP, INC.

By:
Date: February 22, 2012	/s/ Brian J. Radecki

Name: Brian J. Radecki
Title: Chief Financial Officer

Exhibit Index

Exhibit 10.1                                Credit Agreement by and among CoStar, as Borrower, CoStar Realty Information, Inc., as Co-Borrower, the
    Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent
Exhibit 99.1                                CoStar Group, Inc. Press Release Dated February 22, 2012